Exhibit 99.1

INVESTOR P RESENTATION December 2025 NASDAQ: TBH To Create New Financ i a l Powerhouse Anchor ed by Payments, Asset Man agement, and RWA Strategy Brag House Hol dings , Inc.

2 Dogecoi n advantage The Asset : Dogecoin is a top - 10 cryptocurrency with over 6.1 million h o lders and a market capitalization currently estimated over $30 bill i o n. It boasts one of the largest, most active communities in crypto, ongoing ecosystem upgrades, and acceptance by payment processors and major merchants. Our Moat: House of Do g e is uniquely positioned as the official corporate ar m and exclusive commercial partner of the Dogecoin Fo undation. This is backed by a 20 - year p a rtnership framework (five - year exc l usive partnership with a 15 - year renewal option), giving House of Doge sole authority to drive institutional adoption, develop regulated financial products, and manage the official Dogecoin Tr easury.

3 The Thesis: A Transformative Merger Announcing the definitive merger with House of Doge Inc., the official corporate arm of the Dogecoin Foundation. This transaction creates a bridge between the energy of c ulture and t he infrastructure of capi t al. S upported by an independent fairn es s opinion from N ewbridge Securities, confirming th e financial fairness of t he transact ion to our shareholders. O ur Board r eviewed the analysis be n chmarking the c ombined e ntity against global titan s , validating our m odels with a massive, billion - dolla r market landscape. W e are exte nding our mission from D igital Engagement to Digital Ownership.

OUR AMBITION: BENCHMARKED AGAINST GLOBAL TITANS

Our independent financial analysis validated our multi-vertical model by benchmarking it against industry leaders. This is the scale of the company we are building.

PAYMENTS	BRAND & LICENSING	ASSET MANAGEMENT
Building institutional-grade payment rails, wallets, and debit cards for a global community.	Monetizing one of the world's most recognized cultural brands.	Leading the tokenization of Real-World Assets (RWA) and managing institutional products.

THE BELOW COMPANIES WERE THE COMPARABLE BENCHMARKS IN THE FAIRNESS OPINION:

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THE OPPORTUNITY: A DIVERSE, HIGH-GROWTH MARKET MIX

GLOBAL PAYMENTS

Activating Dogecoin's **~$21.6B market cap*** for real-world commerce.

RWA TOKENIZATION

Positioned to lead a sector forecasted by industry leaders to grow to **trillions by 2030.†**

BRAND & LICENSING

Converting a massive global community into a diversified, high-margin revenue engine.

DIGITAL MEDIA & DATA INSIGHTS

Our established media-tech platform (Nasdaq IPO, partnership with Learfield, McDonald's, Coca-Cola) serves as a community hub, proprietary data powerhouse and the primary **adoption engine** for our financial products.



BRAG HOUSE

*Market cap as of December 24, 2025
†Deutsche Bank Research Institute report "Asset Tokenization 101" – November 2025

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DIGITAL MEDIA & DATA INSIGHTS
THE CULTURAL CAPITAL PLAYBOOK

Before pursuing financial scaling, we believe we proved our model and demonstrated capabilities to authentically engage the Gen Z community—one of the biggest challenges in business.

1 Built a premier media-tech platform delivering superior engagement metrics vs. industry benchmarks, earning trust from partners like Global Brands (**McDonald's** and **Coca-Cola),** Pro Sports **(NFL's Denver Broncos),** & Civic Partners **(Major U.S. Cities).**

2 Leveraged proprietary, **active data capture** (gamified methods) yielding **unique behavioral insights** unavailable elsewhere.

3 Forged a strategic partnership with **Learfield**, which has access to 200+ university athletic programs.

4 Successfully completed our **Nasdaq IPO (NASDAQ: TBH).**



Our expertise (metrics, unique data, execution) is a core non-replicable asset.

BRAG HOUSE

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THE SCALE

A DIVERSIFIED FINANCIAL ECOSYSTEM

We are now applying our proven playbook to a much larger market, structured across three core verticals:

PAYMENTS INFRASTRUCTURE

Creating Dogecoin-enabled merchant rails, wallets, and debit cards to enable everyday commerce at millions of locations.

REAL-WORLD ASSET (RWA) TOKENIZATION

Bringing high-value, off-chain assets like real estate, collectibles, and sports IP onto the blockchain to expand utility.

BRAND & LICENSING

Building the first culture-driven financial brand by connecting everyday commerce with digital ownership.

DIGITAL MEDIA & DATA INSIGHTS

Monetizing Gen Z community hub through proprietary data insights and engagement platform partnerships (200+ universities via Learfield)



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THE PLAYBOOK IN MOTION: EXECUTION HAS BEGUN

This is not a future plan; it is happening now. We are already executing across all four verticals.

ASSET MANAGEMENT

Institutional rails are being established via strategic partnerships, including a Launched European ETP in partnership with 21Shares approximately $10.5M AUM and **strategic partnerships for** custody, trading and institutional yield initiatives with Robinhood.

RWA TOKENIZATION

Announced the acquisition of **U.S. Triestina Calcio 1918 and HC Sierre**, becoming the first crypto company to buy a professional European football and hockey clubs. This is our first major real-world asset for tokenization and payment integration.

PAYMENTS & LICENSING

Appointed **Roger Rai (Vice Chairman, Toronto Blue Jays; MLSE Board Member)** to our Advisory Board. This provides elite, multi-sport expertise to guide our sports operations and commercial partnerships.

DIGITAL MEDIA & DATA INSIGHTS

Expanding proprietary data collection and engagement infrastructure to **support institutional-grade payment and tokenization** initiatives across all verticals

BRAG HOUSE

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Our Culture Engine: A Proprietary Pipeline 9 Brag House's e xisting media platform, including our strategic partnership with L e arfield, rema ins a core asset. This partnership provides direct media access to 200+ universities and millions of Gen Z consumers. Th i s is our built - in, exclusive adoption engine to introduce our new financial products to the ne xt generation of consumers.

OUR UNPARALLELED ADVANTAGE:
CULTURE + INFRASTRUCTURE

LEGACY FINANCE (E.G., VISA, BLACKROCK)

- Have Infrastructure
- Lack Authentic Community

CRYPTO/DIGITAL ASSETS

- Have Passionate Community
- Lack Regulated Infrastructure & Proven Execution Team

BRAG HOUSE (TBH)

The Only Entity Combining All Three

- ✓ A Loyal, Global Community
- ✓ A Nasdaq-listed (TBH) Public Structure with Dogecoin Enabled Infrastructure
- ✓ A Proven Execution Team



BRAG HOUSE

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LEADERSHIP BUILT FOR SCALE & ADOPTION

Our new structure aligns world-class financial leadership (to build the infrastructure) with our proven community-building team (to drive adoption).

NEW PUBLIC COMPANY LEADERSHIP

(NASDAQ: TBH)

CEO: Marco Margiotta

CFO: Charles Park

CLO: Mark Lau

CPO: Ryan Deslippe

CTO: Timothy Stebbing

BRAG HOUSE VERTICAL LEADERSHIP

CEO: Lavell Juan Malloy II

COO: Daniel Leibovich

CFO: Chetan Jindal

Governance:

The original, institutional-grade Brag House Board (fmr. McDonald's, ADT, Kellogg Company and RBC) will continue to provide strategic guidance drawing on deep experience.

CO-FOUNDERS

Lavell Juan Malloy II and Daniel Leibovich will be on the Board of Directors. In this role, they will lead the strategy and execution of building the financial community, starting with the college ecosystem, and ensure perfect alignment between the cultural-adoption engine and the public company's financial roadmap.

BRAG HOUSE

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INVESMENT HIGHLIGHTS

TRANSFORMATIVE, VALIDATED MERGER

Validated as fair by an independent opinion, creating a new entity benchmarked against billion-dollar global leaders.

EXECUTION HAS ALREADY BEGUN

Live ETP (21shares), partnerships (Robinhood, ZONE), RWA acquisitions (Pro Sports).

MASSIVE, MULTI-TRILLION DOLLAR TAM

Positioned across Global Payments, Asset Management, and RWA Tokenization.

PIONEERING SUCCESS

Team successfully built community, secured Fortune 50 partners, and executed a Nasdaq IPO.

UNMATCHED COMPETITIVE MOAT

We believe we are one of the only public entities fusing a global cultural movement with institutional infrastructure & proven team.



BRAG HOUSE

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SAFE HARBOR AND FORWARD-LOOKING STATEMENTS

Information and statements contained in this news release that are not historical facts are "forward-looking information" that involve risks and uncertainties relating, but not limited, to House of Doge's and Brag House's current expectations, intentions, plans, and beliefs. Forward-looking information can often be identified by forward-looking words such as "anticipate", "believe", "expect", "goal", "plan", "target", "intend", "estimate", "could", "should", "may" and "will" or the negative of these terms or similar words suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Examples of forward-looking information in this news release include, without limitation: Dogecoin's transition into an institutional-grade ecosystem, the expected closing of the merger between House of Doge and Brag House, which is still subject to various closing conditions, House of Doge's plans for building digital and payments infrastructure for Dogecoin, crypto exchange integration, sports and entertainment, and RWA. These forward-looking statements are based, in part, on assumptions and factors that may change or prove to be incorrect, thus causing actual results, performance or achievements to be materially different from those expressed or implied by forward-looking information.

Readers should be aware that these statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those suggested by the forward-looking statements including, but not limited to, the risk factors discussed in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of Brag House's Forms S-4, 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking information. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and various future events will not occur. House of Doge and Brag House undertakes no obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

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I N VESTORS.BRAGHOUSE.COM | NASDAQ: TBH CON T ACT | EMAIL: IR@THEBRAGHOUSE.COM Where Culture Meets Capital "We built Brag House to give Gen Z a voice in gaming — n ow we’re giving them ownership in fin ance."